Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into, dated and made effective for all purposes as of January 15, 2020, by and among Fei Hao and/or her assigns (“Buyers”) and Kenloc Inc., (the “Company”) a publicly-traded Nevada corporation and “Lucas” Yu Wu who is the individual holder of an aggregate of Forty Six Million (46,000,000) shares of the common stock of the Company being sold hereunder, as set forth in Exhibit A ( “Seller” or “Shareholder” and the Shareholder and the Company together, are the “Sellers”). Buyers and Sellers may be jointly referred to herein, from time to time, as the “Parties”, or each individually as a “Party”.

RECITALS

A.            Sellers desire to sell, and Buyers desire to purchase, Forty Six Million (46,000,000) of the currently issued and outstanding shares (the “Shares”) of capital stock of the Company, as more specifically set forth on Exhibit A, for the consideration and on the terms set forth in this Agreement.

B.             Upon the Closing, the Buyers will purchase from the Sellers and the Seller will sell and deliver the Shares to the Buyer;

AGREEMENT

The parties, intending to be legally bound, for the promises and consideration set forth herein, agree as follows:

1.             Purchase and Sale of Stock.

1.1         Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to the Buyer, and the Buyers will purchase the Shares from Sellers, in the amounts per Seller and per Investor as set forth under Exhibit A (list of Sellers).

1.2         Virtual Closing. The closing of the purchase and sale (the “Closing”) provided for in this Agreement will take place upon the execution and delivery of a signature page to this Agreement or any other document prepared in connection with the transactions contemplated hereby which contains a copy of a Party’s signature and which is sent by such Party or its agent with the apparent intention (as reasonably evidenced by the actions of such Party or its agent). Execution and delivery of this Agreement or such other document, including a document sent by facsimile transmission or by email in portable document format (PDF), shall have the same effect as if such Party had executed and delivered an original of this Agreement or such other document. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the Party’s intent or the effectiveness of such signature. The Parties intend for the Closing to occur on a date on or before January 15, 2020 (such date on which the Closing actually occurs referred to as the “Closing Date”).

1.3         Purchase Price. The total purchase price for the transaction to be paid at closing (the “Purchase Price”) will be Two Hundred Thousand Dollars ($200,000), as follows:

a.           Buyers will purchase and acquire Forty Six Million (46,000,000) shares of the restricted common stock of the Company (the “Shares”) from Sellers at a purchase price of $0.00435 per share.

b.           The aggregate purchase price of $200,000 will be paid at the Closing by the Buyer.

2.0           Closing Obligations

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2.1         Sellers’ Obligations. At the Closing, Sellers will deliver to Buyer:

a.           A fully-executed copy of this definitive Agreement;

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b.          Resignation letters, without qualification or reservation, from all Sellers with respect to all officer and director positions held by each Seller, to be effective concurrent with the Closing;

c.           A VStock Transfer, LLC account statement representing the Shares in book entry form;

d.           A certificate executed by Sellers (the “Sellers’ Closing Certificate”) representing and warranting to Buyers that (i) each of Sellers’ representations and warranties in this Agreement are accurate in all respects as of the date of this Agreement and as of the Closing Date; (ii) that Sellers have performed and complied in all material respects with all of its covenants hereunder that they are required to have performed or complied with through the Closing; and (iii) as of the Closing Date, the Company has paid all taxes owed by the Company for all periods ending on or before the Closing Date;

e.           Minutes or resolutions of the Board of Directors of the Company and a majority of the Shareholders appointing the individuals nominated by the Buyers as officers and directors of the Company, and providing such officers and directors with necessary corporate authority including without limitation authority to establish banking accounts and establish signature authority for the Company and authority to transfer shares of the Company’s capital stock working with the Company’s transfer agent, with effect from the Closing; and

g.           All of the books and records of the Company, including without limitation all material agreements of the Company, and all other corporate and accounting books, records and documents of the Company.

2.1.        Buyer’s Obligations.

On or before the execution of this Agreement, Buyers shall provide:

a.           Payment in full of the $200,000 non-refundable purchase price.

2.2         Payments at the Closing.

At the Closing, Buyers will deliver to Sellers the sum of $200,000 by wire transfer to accounts specified by the Sellers.

3.0          Representations and Warranties of Sellers.

Except as set forth on the accompanying disclosure schedules of the Sellers (which shall qualify the representations and warranties of the Sellers set forth in this Article 3 and which shall be organized in Sections corresponding to the numbering in this Article 3 with disclosures in each Section specifically corresponding to a particular Section and Subsection of this Article 3) (the “Disclosure Schedule”), the Sellers hereby, jointly and severally, represent and warrant to the Buyers as follows, as of the date of this Agreement and as of the Closing Date. (As used herein, “Knowledge” of the Sellers means, at all relevant times before and as of the Closing, the actual knowledge of the Sellers collectively after due inquiry (including, where applicable, making inquiries of the officers and directors of the Company).

3.1         Organization and Good Standing.

a.           The Company is a Nevada corporation. The Company’s capitalization is set forth in Section 3.4, below. The Company has no subsidiaries nor any ownership interest in any other individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or department, agency or political subdivision thereof or any equivalent entity (hereinafter each a “Person”). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted. Evidence for the Company’s good standing from the Secretary of State of Nevada will be delivered to the Buyers within fourteen (14) days after the Closing Date. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

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b.           Sellers have delivered to Buyers true and correct copies of the Articles of Incorporation and the By-Laws of the Company, and any amendments thereto, in each case as currently in effect (the “Organizational Documents”).

3.2         Authority; No Conflict

a.           Sellers have the necessary corporate power and authority and the necessary authority as an authorized representative of the shareholders to enter into this Agreement and to perform all other acts to be performed by it in connection with the transactions contemplated hereby. Sellers’s execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary actions.

b.           Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company; (ii) contravene, conflict with, or result in a violation of, or give any federal, state, local, municipal, foreign, international, or multinational governmental body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign, international, or multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (“Legal Requirement”) or any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other federal, state, local, municipal, foreign, international, or multinational governmental body or by any arbitrator (“Order”) to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any federal, state, local, municipal, foreign, international, or multinational governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement (“Governmental Authorization”) that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; (iv) cause Buyers or the Company to become subject to, or to become liable for the payment of, any tax, levy, assessment, tariff, duty, deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any federal, state, local, municipal, foreign, international, or multinational governmental body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee (including without limitation any tax in respect of income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, gift tax, estate tax, personal property sales, use, transfer registration, value added, alternative or add-on minimum, estimated or other tax) (“Tax”); (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other federal, state, local, municipal, foreign, international, or multinational governmental body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the Company is a party; or (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (“Encumbrance”) upon or with respect to the capital stock or any of the assets owned or used by the Company.

3.3         Notice and Consents.

Other than filings the Company is required to make with the SEC, neither Sellers nor the Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

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3.4         Capitalization.

(a)         The authorized equity securities of the Company consist 200,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof and as of the Closing Date, there are 48,362,300 shares of the Company’s Common Stock issued and outstanding, 48,360,000 of which are restricted under Rule 144. As of the date hereof and as of the Closing Date, there are no shares of Preferred Stock outstanding and none will be delivered at Closing. Shareholders are, and will be on the Closing Date, the record and beneficial owners and holders of the Shares as set forth on Exhibit A, free and clear of all Encumbrances (other than applicable transfer restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and under the securities laws of applicable states or any rules or regulations promulgated thereunder). All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(b)        The Company has no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (C) contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (D) condition or circumstance affecting the Company that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(c)         There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company, save and except for the subscription agreements related to the 48,362,300 shares currently issued and outstanding. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Shares are being sold pursuant to a valid exemption from registration under the Securities Act.

3.5         Financial Statements.

The financial statements included in the SEC Documents (as defined in Section 3.13(c)) (the “Financial Statements”) present fairly the financial position of the Company as of the dates shown and its results of operations, cash flows and assets and liabilities for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements have been prepared subject to normal and recurring year-end adjustments), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing.

3.6         Books and Records.

The books of account, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The books of the Company contain accurate and complete records of all meetings held, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Board of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the books and records of the Company will be in the possession of the Buyer.

3.7         Real Property. The Company does not own and has never owned or leased any real property.

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3.8         No Accounts Receivable; Inventory; Insurance; Contracts.

a.           The Company has, or will have at Closing, no accounts receivable, or inventory. The Company is not a party to any policies of insurance and neither the Company nor the directors of the Company is or has been covered under any policies of insurance.

b.           Sellers has provided Buyers with copies of all material written contracts of the Company and summaries of all material oral contracts of the Company (each a “Contract” and collectively, the “Contracts”). The Contracts are valid and binding obligations of the parties thereto and enforceable against such parties in accordance with their respective terms. The Company and each other party thereto have complied in all material respects with each Contract and the Company and each other party thereto have not caused or permitted to occur a material default under any of such Contracts, nor has the company granted or been granted any material waiver or forbearance with respect to any of such Contracts. Neither Sellers nor the Company has been informed that any other party to a Contract intends to terminate, to fail to renew or to seek to materially amend any such Contract and there is no fact, event or condition that could reasonably be expected to result in any such termination, failure to renew or amendment that could result in a material adverse effect on the Company.

3.9         No Undisclosed Liabilities.

The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the most recent balance sheet contained in the Financial Statements or the Interim Balance Sheet.

3.10       Taxes. As used in this Section 3.10, the following terms have the meanings set forth below:

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any governmental body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement or law relating to any Tax.

a.           The Company has timely filed all Tax Returns required to be filed under applicable tax laws. All such Tax Returns were, when filed, and continue to be, true, correct and complete in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by the taxing authority of any jurisdiction in which the Company does not file Tax Returns or pay Taxes that it may be subject to taxation by that jurisdiction, nor is there any meritorious basis for such a claim.

b.           All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. Any liability of the Company for Taxes not yet due and payable, or that are being contested in good faith by appropriate proceedings, have been provided for on the Financial Statements in accordance with GAAP. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

c.           The Company has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, Shareholders, or other third party (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign Laws, or otherwise).

d.           No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are pending with respect to the Company. The Company has not received from any Taxing Authority (i) any notice indicating an intent to commence any audit or other review, (ii) any request for information related to Tax matters, or (iii) any notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any authority against the Company. Each deficiency resulting from any audit or examination relating to Taxes of the Company has been timely paid. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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e.           The Company is not a party to and is not bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes, whether or not in writing (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

f.            The Company has delivered to Buyers (i) complete and correct copies of all its Tax Returns for all taxable periods and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents, submitted, received or agreed to by or on behalf of the Company and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

g.           The Company has no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or foreign Law), as a transferee, successor, by contract or otherwise.

h.           Since its inception, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, other than in the ordinary course of business consistent with past practice.

i.            The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.11        Material Adverse Change.

Except as set forth in Section 3.11 of the Disclosure Schedule, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.12       Employee Matters. As used in this Section 3.12, the following terms have the meanings set forth below.

“Company Other Benefit Obligation” means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

“Company Plan” means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

“Company VEBA” means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

“ERISA Affiliate” means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

“Multi-Employer Plan” has the meaning given in ERISA Section 3(37)(A).

“Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

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“Pension Plan” has the meaning given in ERISA Section 3(2)(A).

“Plan” has the meaning given in ERISA Section 3(3).

“Plan Sponsor” has the meaning given in ERISA Section 3(16)(B).

“Qualified Plan” means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

“Title IV Plans” means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

“VEBA” means a voluntary employees’ beneficiary association under IRC Section 501(c)(9).

“Welfare Plan” has the meaning given in ERISA Section 3(1).

Since its inception, the Company has had two (2) officer(s) who are also the major shareholders of the Company. The Company has had three (3) directors and currently has one (1). The Company has two employees. The current directors, officers or employees are not entitled to receive any compensation from the Company.

a.       The Company is and has been in material compliance with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not been engaged in any unfair labor practice, and there is no claim pending or, to Sellers’ Knowledge, threatened against the Company or its employees, agents or representatives in respect of any such matter.

b.       The Company has, and since its inception has had, no Company Plans, Company Other Benefit Obligations, and Company VEBAs, and Qualified Plans, Title IV Plans, or Multi-Employer Plans.

c.       Since its inception, the Company has had no ERISA Affiliates.

d.       The Company has no liability for post-retirement benefits. The Company provides no health or welfare benefits for any retired or former employee or is not obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

e.       The Company has, and since inception, has had no employees, personnel, payroll, contracted consultants or employment manuals or policies. Since its inception, the Company has not been party or otherwise subject to any collective bargaining agreements and has made no contributions and owes no obligations pursuant to any collective bargaining agreements. Section 3.12(e) of the Disclosure Schedule sets forth the name and title of each officer and director of the Company as of immediately prior to the Closing, and states and any all compensation of any kind (including any equity awards) that have been made or promised to each such officer or director from corporate inception to date.

3.13       Compliance With Legal Requirements; Governmental Authorizations; SEC Filings.

a.       The Company is and at all times since its inception has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. The Company has not received any written notice asserting any noncompliance in any material respect by it with any applicable Legal Requirement. The Company is not in default with respect to any Order in any respect material to the business of the Company or the transactions contemplated hereby.

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b.        Each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company is valid and in full force and effect, and the Company is, and at all times since its inception has been, in compliance in all material respects with all of the terms and requirements of each such Governmental Authorization. The Company holds, and at all times since its inception has had, all Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets. To Sellers’ Knowledge, there are no claims of violation by the Company of any Governmental Authorization. All applicable governmental bodies that have issued any Governmental Authorization have consented or before the Closing will have consented (in each case where such consent is necessary) to the completion of the transactions contemplated hereby without requiring modification of the Company’s rights or obligations under such Governmental Authorizations.

c.        Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to the Securities Act of 1934, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. All statements, reports, schedules, forms and other documents required to have been filed by the Company or any affiliate of the Company with the SEC since the Company’s inception to the Closing Date (the “SEC Documents”) have been so timely filed. If the Company has used (during the twelve calendar months prior to the Closing Date) Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed by such rule. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, if applicable), (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, or the Securities and Exchange Act of 1934, as applicable, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.14        Legal Proceedings.

There is no litigation, proceeding or investigation pending or, to Sellers’ Knowledge, threatened against the Company that may affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement

3.15        Absence of Certain Changes and Events.

Except as set forth in Schedule 3.15 of the Disclosure Schedule, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been any:

a.           Change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

b.           Amendment to the Organizational Documents of the Company;

c.           Increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance with any director, officer, or employee;

d.           Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

e.           Damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

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f.            Entry into, termination of, or receipt of notice of termination of Contract;

g.           Sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

h.           Cancellation or waiver of any claims or rights with any value to any Acquired Company.

i.            Material change in the accounting methods used by the Company; or

j.            Agreement, whether oral or written, by the Company to do any of the foregoing.

3.16       Environmental Matters.

As used in this Section 3.16, the following terms have the meanings set forth below:

“Environmental Law”--any Legal Requirement that requires or relates to the protection of human health or the environment applicable to the operations of the Company and any applicable Orders, Governmental Authorizations, or other authorizations or mandates under such statutes, ordinances or regulations, as the same exist as of the Closing Date.

“Hazardous Substance” means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law and includes without limitation petroleum oil and its fractions.

a.        The Company is, and has been at all times, in compliance with all Environmental Laws. The Company has all permits required under Environmental Laws in connection with the prior and current operation of their businesses. The Company has not received written notice of any past, present or anticipated future events, conditions, activities, investigation, studies, plans or proposals that (a) would interfere with or prevent compliance by the Company with any Environmental Law, or (b) may give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company and related in any way to Hazardous Substances or Environmental Laws.

3.17       Advance Deposits.

Sellers acknowledge that all advance deposits received from Buyers or their agents prior to the date of this Agreement for the purchase of the Shares, or the holding of the Shares for future purchase, are non-refundable to Buyer, except as otherwise specifically provided in this Agreement.

3.18       Intellectual Property. The Company owns no intellectual property rights.

Except as set forth in Schedule 2.13(e) of the Disclosure Schedule, neither the Company nor any of its agents have infringed upon or otherwise violated, or is infringing upon or otherwise violating, the intellectual property of any third party. The Company has taken reasonable steps to protect its rights in confidential information and any trade secret or confidential information of third parties used by the Company, and, except under confidentiality obligations, there has not been any disclosure by the Company of any confidential information or any such trade secret or confidential information of third parties.

3.19       Certain Interests; Indebtedness.

a.        Other than by ownership of the Shares, none of the Sellers have any material direct or indirect interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company’s business, and none of the Sellers are indebted to the Company. Except as stated in Schedule 3.19 of the Disclosure Schedule, none of the Company, the officers, directors, or Affiliates of the Company or the Affiliates of any such officer, director or manager: (a) has borrowed money from, or loaned money to, the Company, (b) has asserted or threatened to assert any claim against the Company, (c) is engaged in any transaction with the Company, (d) has any direct or indirect financial interest in any competitor, supplier, customer, lessor, lessee, distributor, or sales agent of the Company, or (e) has any claim whatsoever against, or owes any amount to, the Company. Any arrangements listed in Section 3.19 of the Disclosure Schedule pursuant to clauses (a), (b) or (d) of this Section 3.19 were made on an arms-length basis or on terms at least as favorable to the Company as available on an arms-length basis.

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b.           The Company has no indebtedness owed to any Person.

3.20       Brokers or Finders.

Sellers and the Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.21       Status of Capital.

Sellers represent that the current owners of the Shares to be sold under item 1 above are the sole owners of such Shares. Sellers shall not issue any capital stock or rights to acquire capital stock without the prior written consent of Buyer.

4.0           Representations and Warranties of Buyer.

The Buyers and its owners, jointly and severally, represent and warrant to the Sellers follows, as of the date of this Agreement and as of the Closing Date:

4.1         Authority; No Conflict

a.         Buyers have the necessary power and authority to enter into this Agreement and to perform all other acts to be performed by him in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of Buyer.

b.         The execution, delivery and performance of this Agreement by Buyer: (a) do not require (i) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Buyers or of any third party or (ii) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Buyer; (b) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit individually or in the aggregate material to the transactions contemplated hereby and to which Buyers are subject.

4.2         Litigation and Administrative Proceedings.

There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyers that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

4.3         Buyer.

The Buyers are acquiring the Shares for its own account. Buyers are “accredited investors”, as defined in Rule 501 promulgated under the Act.

4.4         Restricted Shares.

Buyers and their affiliates, managers and members are aware that the sale and purchase of the Shares has not been registered under the Act or applicable state securities laws, that the unregistered Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that the Company is under no obligation to register the unregistered Shares.

4.5         Brokers or Finders.

Buyers and/or their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

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5.             Post-Closing Covenants.

5.1         Cooperative Efforts.

In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under this Agreement. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations, or make filings, required in connection with the transactions contemplated hereby and the Agreement.

5.2         Litigation Support.

If and for so long as either party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated in this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date involving the Company, the other party shall reasonably cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest.

5.3         Sellers’ Covenants.

Sellers agree to provide the following additional services after the Closing:

a.           Assist with Buyer’s preparation of the Current Report on Form 8-K that is associated with the completion of the transactions contemplated by this Agreement.

b.           Sellers shall assist, if requested by Buyers to do so, in the introduction of a market maker who can file a Form 15c211 on behalf of the Company under fair and reasonable terms on a best efforts basis.

5.4         Buyer’s Covenant.

The Buyers hereby agree that it shall, subsequent to the Closing Date, file any and all necessary SEC Reports, including but not limited to any 8-K, quarterly, annual or any other SEC Report, and bear the responsibility therefor.

5.5         Conduct of the Business Pending the Closing.

a.           During the period from the date of this Agreement and continuing until the Closing, each of the Shareholders agrees that except as expressly contemplated or permitted by this Agreement, or to the extent that the other Parties hereto shall otherwise consent in writing:

(i)	They shall not amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents except as contemplated in this Agreement.

(ii)	They shall not, nor permit the Company to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest.

(iii)	They shall not, nor in the case of the Company shall it permit any of the Company Subsidiaries to, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

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(iv)	They shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise) of the Company.

(v)	They shall not permit to occur any (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, or (2) incurrence of indebtedness or any commitment to incur indebtedness, any incurrence of a contingent liability.

(vi)	They shall not, and shall cause that the Company shall not, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate.

5.6         No Shop; Acquisition Proposals.

Sellers agree that any existing negotiations or discussions with other potential purchasers of the capital stock of the Company shall be terminated immediately. From the date hereof until the Closing or the earlier termination of this Agreement, Sellers will not solicit or enter into any discussions or negotiations with, or furnish or cause to be furnished any information concerning Sellers or the Company to any person or entity (other than Buyer) in connection with any acquisition of all or any portion of the capital stock of the Sellers, whether by merger, consolidation, reorganization, sale of stock or otherwise.

5.7         Public Announcements and Related Filings.

Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

5.8         Cooperation with Regard to Audit for Fiscal 2014.

The Sellers agree to cooperate with the Buyers in securing reasonable arrangements for the Company’s current independent registered accounting firm to act as accountants (for a fee to be negotiated), for preparation of the Company’s audit for fiscal 2014 and the related annual report on Form 10K for the period ending March 31, 2015.

6.             Conditions to Closing.

6.1         Conditions to Buyers’ Obligations. The obligations under this Agreement of the Buyers are subject to the fulfillment to Buyer’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Buyer:

a.           The Sellers shall have delivered an executed Seller’s Closing Certificate.

b.           No judgment, writ, order, injunction, award or decree of or by any court, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

c.           Satisfactory due diligence as to books and records prior to 5 days before closing.

d.           The Shareholders as Directors shall have resigned from all officer and director positions from the Company effective as of the payment of the Purchase Price at Closing.

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e.           The Company shall have no accounts payable, short-term liabilities or other debt outstanding.

f.            The Company shall retain its assets after the Closing.

6.2         Conditions to Obligations of the Stockholders.

The Shareholders’ obligation to sell the Shares at the Closing is subject to the fulfillment to the satisfaction of the Shareholders on or prior to the Closing Date of the following conditions, any of which may be waived by the Shareholders:

a.           The representations and warranties made by the Buyers in Article 4 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Buyers shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

b.           Buyers shall have delivered the Purchase Price and other consideration to the Stockholders.

6.3         Termination of Obligations to Effect Closing; Effects.

a.           The obligations of the Shareholders, on the one hand, and Buyers, on the other hand, to effect the Closing shall terminate as follows:

(i)	Upon the mutual written consent of the Stockholders and Buyer;

(ii)	By the Stockholders if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii)	By Buyers if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

provided, however, that, except in the case of clause 6.3(a)(ii or iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.             Indemnification.

7.1         Indemnification by Sellers.

To the extent permitted by law, Sellers will indemnify and hold harmless Buyers, the Company, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with: (a) any Breach of any representation or warranty made by Sellers in this Agreement, or any other certificate or document delivered by Sellers pursuant to this Agreement; (b) any Breach by Sellers of any covenant or obligation of such Sellers in this Agreement; and (c) any Taxes owed by the Company for any periods ending on or before the Closing Date. The remedies provided in this Article 7 will not be exclusive of or limit any other remedies that may be available to Buyers or the other Indemnified Persons.

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7.2         Indemnification by Buyers.

Buyers and their owners, management and affiliates will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyers in this Agreement or in any certificate delivered by Buyers pursuant to this Agreement, (b) any Breach by Buyers of any covenant or obligation of Buyers in this Agreement in connection with any of the Contemplated Transactions.

7.3         Time Limitations.

Other than with respect to the indemnification obligations in Section 7.1(d) which shall survive indefinitely, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing date Buyers notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing date Sellers notify Buyers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

7.4         Procedure for Indemnification – Third Party Claims.

a.           Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator (“Proceeding”) against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

b.           If any Proceeding referred to in Section 7.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

c.           Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

d.           The Parties each hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on a Party with respect to such a claim anywhere in the world.

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7.5         Procedure for Indemnification – Other Claims.

A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

8.             General Provisions.

8.1         Expenses.

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

8.2         Public Announcements.

Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyers determine. Unless consented to by Buyers in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyers will consult with each other concerning the means by which any third parties will be informed of the transactions contemplated hereby, and Buyers will have the right to be present for any such communication.

8.3         Confidentiality.

Buyers and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyers and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

8.4         Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by written notice to the other parties):

If to Sellers: Yu Wu 4203A, BLK A King Key TimeMark Shatou Street, Futian Shenzen, China	With a copy to: Gerald Lau Prudentia Law Corporation 533 Airport Boulevard, Suite 400 Burlingame, CA 94010

If to Buyer: Fei Hao 8th Floor MeiHao Hotel No. 199 Wieyang Road, Xi’an City, Shaanxi Province, China

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8.5         Jurisdictions; Service of Process.

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Nevada, County of Washoe, or, if it has or can acquire jurisdiction, in the United States District Court in Reno, Nevada and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.6         Further Assurances.

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.7         Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement

8.8         Entire Agreement and Modification.

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

8.9         Assignments, Successor, and No Third-Party Rights.

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyers may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.10       Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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8.11       Section Headings; Construction.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

8.12       Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.13       Governing Law.

This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

8.14       Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

“SELLERS”:

KENLOC INC.

By:
Name: Yu Wu
Its: Chief Executive Officer

YU WU

By:
Name:

“BUYERS”:	Fei Hao

By:
Name: Fei Hao
Purchase Amount: 46,000 Shares

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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Exhibit A

List of Selling Shareholders

Name Of Selling Shareholder	(a) Common Stock (#)	(b) Purchase Price ($)

Yu Wu	46,000,000	$200,000

TOTAL	46,000,000	$200,000

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